UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 1, 2018

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road Devens, Massachusetts	01434

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
    On February 1, 2018, ASC Devens, LLC (the “Seller”), a wholly owned subsidiary of American Superconductor Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with 64 Jackson, LLC (the “Purchaser”) and Stewart Title Guaranty Company (“Escrow Agent”), pursuant to which the Seller has agreed to sell to the Purchaser certain real property located at 64 Jackson Road, Devens, Massachusetts, as described in the PSA, including the building that has served as the Company’s headquarters (collectively, the “Property”), in exchange for total consideration of $23.0 million, which is composed of (i) cash consideration of $17.0 million, and (ii) a $6.0 million subordinated secured commercial promissory note payable to the Seller (the “Seller Note”) at an interest rate equal to the short-term applicable federal rate then in effect at closing (the “Transaction”). The cash consideration includes a deposit of $500,000 (the “First Deposit”), which the Purchaser has agreed to deposit with the Escrow Agent within three business days after the execution of the PSA, and a second deposit (together with the First Deposit, the “Deposit”) of $500,000, which the Purchaser has agreed to deposit with the Escrow Agent on February 15, 2018, provided that the Seller has not terminated the PSA by that date. The PSA contains customary representations, warranties and covenants of the Seller and the Purchaser.
The Transaction is anticipated to close on March 30, 2018. Pursuant to the PSA, at closing, the Escrow Agent has agreed to deliver the Deposit to the Seller, and Purchaser has agreed to deliver the remaining the cash consideration and the Seller Note to the Seller. The closing of the Transaction is not contingent on any due diligence investigations (other than title), permitting, or financing, however, there is no guarantee that the Transaction will close in the timeframe the Company expects, or at all.
According to the Seller Note, the form of which is attached as Exhibit B to the PSA, $3,000,000 in principal, together with all accrued interest, is due and payable to the Seller on March 31, 2019, and $3,000,000 in principal, together with all accrued interest, is due and payable to the Seller on March 31, 2020, provided that, if the Purchaser sells the Property, all unpaid principal and accrued interest must be repaid in full. The Seller Note is secured by a second mortgage on the Property and a subordinated assignment of leases and rents, whereby the Purchaser has assigned to the Seller all of the Purchaser’s right, title and interest in all leases, subleases, tenancies or other arrangements pertaining to the Property and all rent, income, fees and other amounts due the Purchaser under all of the leases. Pursuant to the terms of the PSA, the Seller has agreed to enter into an intercreditor, subordination and standstill agreement with the Purchaser’s first mortgagee pursuant to which the Seller will agree, among other things, to subordinate the Seller Note, second mortgage and subordinated assignment of leases and rents to the rights of the Purchaser’s first mortgagee.
The foregoing description of the PSA is subject to and qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Purchase and Sale Agreement, dated as of February 1, 2018, by and between ASC Devens, LLC and 64 Jackson, LLC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this Current Report about our expectations regarding the closing of the Transaction, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: the risk that the Transaction may not close in the timeframe we expect, or at all; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2017, and our other reports filed with the Securities and Exchange Commission. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: February 1, 2018	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer